Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The NASDAQ OMX Group, Inc., of our reports dated February 20, 2008 and August 6, 2007 relating to the consolidated financial statements of OMX AB, which appear in the Current Report on Form 8-K/A of The NASDAQ OMX Group, Inc., dated August 1, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden

January 29, 2009